FOR IMMEDIATE RELEASE

AMERICAN TECHNOLOGY TO REPORT RECORD

REVENUES FOR FISCAL Q4 AND FISCAL YEAR 2008

Strong Second Half LRAD-X™ Sales Account for Record Revenues

SAN DIEGO, CA, October 8, 2008 - American Technology Corporation (ATC) (NASDAQ: ATCO), a leading provider of directed sound products and technologies, announced today that it expects to report record fiscal year revenues of over $11 million for its fiscal year ended September 30, 2008 due to strong second half LRAD-X™ sales. ATC also announced that it expects to report record fiscal Q4 revenues totaling more than $3.8 million, an increase of approximately140% over Q4 2007.

"The significant investment we made in our LRAD-X product line and technology in the first half of the fiscal year began paying off in the second half as we expect to report over $6.5 million in revenues for the last two quarters of FY 2008, an increase of approximately 40% over the first two fiscal quarters," said Tom Brown, president and CEO of American Technology. "We have created a "Best of Breed" offering with our LRAD-X product series. LRAD-X acoustic hailing and warning devices (AHDs) are the only AHDs that meet all of the stringent requirements of the U.S. Military."

"We are seeing strong and growing interest and business from the U.S. Military, commercial security companies, and international customers," continued Brown. "We are also experiencing strong market interest and acceptance of our LRAD 100X™ handheld AHD which we began shipping last quarter."

"In fiscal 2009, we expect to continue growing our business, increasing LRAD-X sales and achieving year-over-year revenue growth," concluded Brown. "We look forward to finalizing and issuing fiscal 2008 financial results, holding our year-end conference call, and announcing further orders and business developments this quarter."

About American Technology Corporation

American Technology Corporation is Shaping the Future of Sound® by providing directed audio solutions that place clear, highly intelligible sound exactly where needed. ATC's Long Range Acoustic Device (LRAD®), HyperSonic® Sound, and NeoPlanar® product lines make up the core of an expanding portfolio of directed sound products and technologies. For more information about ATC and its directed sound solutions please visit the company's web site at www.atcsd.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to, the performance of our management team, market acceptance of our directed sound technologies and products, entry of competitors, the possibility our intellectual property protections will not prevent others from marketing products similar to or competitive with our products, potential technical or manufacturing difficulties that could delay product deliveries or increase warranty costs, and other risks identified and discussed in our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from our current expectations. For more information regarding other potential risks and uncertainties, see the "Risk Factors" section of the Company's Form 10-K for the fiscal year ended September 30, 2007 and Form 10-Q for the quarter ended June 30, 2008. American Technology Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

FOR FURTHER INFORMATION CONTACT:

Investor Relations:

Robert Putnam

(858) 676-0519

robert@atcsd.com